Exhibit 99.1

COMPANY CONTACTS:	AT FINANCIAL RELATIONS BOARD:
Ryan Bowie	Tim Grace	Stacy Feit
Vice President and Treasurer	Media Inquiries	Analyst Inquiries
(312) 658-5766	(312) 640-6667	(312) 640-6779

FOR IMMEDIATE RELEASE

WEDNESDAY, MAY 2, 2007

STRATEGIC HOTELS & RESORTS REPORTS FIRST QUARTER 2007 FINANCIAL RESULTS

CHICAGO – May 2, 2007 – Strategic Hotels & Resorts (NYSE: BEE) today reported results for the first quarter ended March 31, 2007.

First Quarter Financial Highlights

•	Total North American Total RevPAR increased 6.8 percent and RevPAR increased 7.6 percent. Growth was driven by a 5.7 percent increase in ADR.

•	North American same store Total RevPAR increased 8.8 percent and RevPAR increased 9.1 percent. Growth was driven by a 5.3 percent increase in ADR.

•	North American same store EBITDA margins contracted 30 basis points. Total North American gross operating profit margins expanded 110 basis points.

•	Total European Total RevPAR increased 21.2 percent and RevPAR increased 22.8 percent, driven by a 22.1 percent increase in ADR.

•	Quarterly Comparable EBITDA was $56.6 million.

•	Comparable FFO was $0.29 per fully converted share.

First Quarter Events

•

The company completed a $733.5 million debt recapitalization of its existing revolving credit facility and mortgage financings securing seven properties. The company entered into a new $415 million revolving credit facility and three property secured financings totaling $318.5 million.

•	The company increased its quarterly common stock dividend to $0.24 per share, an increase of 4.3 percent.

Subsequent Events

•

The company closed on an offering of $180 million of 3.50% exchangeable senior notes due 2012. Net proceeds from the sale of the notes were approximately $175.9 million, after deducting the initial purchasers’ discounts and commissions and estimated offering expenses. In connection with the offering, the company used approximately $9.9 million of net proceeds to enter into a capped call transaction to increase the effective exchange premium of the notes from 20% to 40%, and repurchased approximately $25 million of common stock.

•	The company amended its recently closed $415 million revolving credit facility increasing the capacity to $500 million.

Laurence Geller, chief executive officer of Strategic Hotels & Resorts, commented, “We are once again very pleased to report strong results across our unique high-end portfolio and continue to believe we are well-positioned to capitalize on favorable lodging demand and supply fundamentals in our specific markets. During the quarter we continued our focus on operational and project execution and, thus far, are pleased with the results. We successfully completed financings totaling nearly $750 million, which significantly increased our credit capacity and reduced our average borrowing costs. Finally, I am pleased to report we increased the quarterly dividend reflecting management’s confidence in the company’s business model and our focus on maximizing shareholder return."

“Same store” hotel comparisons for the first quarter 2007 are derived from the company’s North American portfolio at March 31, 2007, consisting of properties held for five or more quarters, in which operations are included in the consolidated results of the company, and that have not sustained substantial property damage or business interruption or undergone large-scale capital projects during the reporting periods being compared. As a result, same store comparisons contain 10 properties and exclude the Four Seasons Washington, D.C., acquired on March 1, 2006, the unconsolidated Hotel del Coronado, acquired on January 9, 2006, the Hyatt Regency New Orleans, which was taken out of service on August 29, 2005 due to damage resulting from Hurricane Katrina, the Westin St. Francis, acquired on June 1, 2006, the Ritz-Carlton Laguna Niguel, acquired on July 7, 2006, and the Fairmont Scottsdale Princess, acquired on September 1, 2006.

Total North American hotel comparisons are derived from the company’s hotel portfolio at March 31, 2007, consisting of properties in which operations are included in the consolidated results of the company, and that have not sustained substantial property damage or business interruption or undergone large-scale capital projects during the reporting periods being compared. As a result, total North American portfolio comparisons contain 14 properties and exclude the Hotel del Coronado and the Hyatt Regency New Orleans. Period-over-period comparisons for the total North American portfolio are calculated using full period results which may include prior ownership periods.

Total European hotel comparisons are derived from the company’s European owned and leased hotel properties at March 31, 2007 consisting of the Marriott London Grosvenor Square, the Paris Marriott Champs-Elysees, the Marriott Hamburg, and the InterContinental Prague.

Operating Results

The company reported a net loss available to common shareholders of $9.6 million, or $0.13 per diluted share for the first quarter of 2007, compared to a net loss of $1.4 million, or $0.03 per diluted share, for the first quarter of 2006.

Adjusted EBITDA for the first quarter of 2007 was $50.6 million, compared to $27.0 million for the first quarter of 2006. Excluding loss on early extinguishment of debt of $4.3 million, loss on foreign exchange of $1.3 million, planning costs related to the New Orleans Jazz District of $0.2 million and termination costs on discontinued operations of $0.1 million, Comparable EBITDA was $56.6 million for the quarter, versus Comparable EBITDA of $37.4 million for the first quarter of 2006 after excluding gain on foreign exchange of $0.3 million, planning costs related to the New Orleans Jazz District of $0.4 million and termination costs on discontinued operations of $10.4 million.

FFO in the first quarter of 2007 was $16.6 million, or $0.21 per fully converted share, compared to $13.7 million, or $0.23 per fully converted share in the first quarter of 2006. Excluding loss on early extinguishment of debt of $4.3 million, loss on foreign exchange of $1.3 million, and planning costs related to the New Orleans Jazz District net of tax benefits of $0.2 million, Comparable FFO for the first quarter of 2007 was $22.4 million, or $0.29 per fully converted share, versus $20.0 million, or $0.34 per fully converted share, for the first quarter of 2006 after excluding gain on foreign exchange of $0.3 million, planning costs related to the New Orleans Jazz District net of tax benefits of $0.2 million, termination costs on discontinued operations of $10.4 million and deferred tax benefits on termination costs of $4.0 million. “Fully converted” per share results represent FFO before certain minority interest adjustments, divided by the weighted average total number of shares, restricted stock units, stock options and operating company units convertible into shares.

North American same store Total RevPAR increased 8.8 percent during the first quarter of 2007 over the prior period in 2006, driven by 8.3 percent growth in non-room revenues and 9.1 percent growth in RevPAR. Same store ADR grew 5.3 percent.

Total North American Total RevPAR increased 6.8 percent during the first quarter of 2007 over the prior period in 2006, driven by 5.9 percent growth in non-room revenues and 7.6 percent growth in RevPAR. Total North American ADR grew 5.7 percent.

Total European Total RevPAR for the first quarter of 2007 increased 21.2 percent over the first quarter of 2006, due to 18.0 percent growth in non-room revenues and 22.8 percent growth in RevPAR. RevPAR growth was driven by a 22.1 percent increase in ADR.

North American same store EBITDA margins contracted 30 basis points in the first quarter of 2007 compared to the prior period in 2006. Total North American gross operating profit margins expanded 110 basis points compared to the prior period in 2006.

Quarterly Distribution

The Board of Directors previously declared on March 15, 2007 a quarterly dividend of $0.24 per share of common stock, payable to shareholders of record as of the close of business Tuesday, March 27, 2007. The dividend was paid on April 10, 2007. Additionally, for shareholders of record as of March 16, 2007, the Board declared a quarterly dividend of $0.53125 per share of 8.50% Series A Cumulative Redeemable Preferred Stock, $0.51563 per share of 8.25% Series B Cumulative Redeemable Preferred Stock, and $0.51563 per share of 8.25% Series C Cumulative Redeemable Preferred Stock. The preferred stock dividends were paid on March 30, 2007.

2007 Outlook

Management is revising its guidance for Comparable FFO and Comparable EBITDA to reflect the results of the first quarter and the completion of several debt financings in the first and second quarters of 2007. For the year ending December 31, 2007, the company anticipates that Comparable EBITDA will be in the range of $260.7 million to $267.2 million, Comparable FFO will be in the range of $119.6 million to $126.1 million, and Comparable FFO per fully converted share in the range of $1.55 to $1.63.

Guidance estimates do not include contributions from residential sales at the Hotel del Coronado North Beach Village, which are expected to begin later this year and will be included in Comparable EBITDA and Comparable FFO in subsequent reporting periods.

Management is also increasing its guidance for North American same store Total RevPAR and RevPAR growth, and total North American RevPAR growth. The company expects 2007 North American same store Total RevPAR growth to be in the range of 6.5 percent to 7.5 percent, and RevPAR growth to be in the range of 7.5 percent to 8.5 percent.

The company expects 2007 total North American Total RevPAR growth to be in the range of 6.5 percent to 7.5 percent, and RevPAR growth to be in the range of 8.0 percent to 9.0 percent. The total North American portfolio includes all consolidated North American properties as of January 1, 2007.

The following tables reconcile projected 2007 net income to projected Comparable FFO and Comparable EBITDA (in millions, except per share data):

	Low Range	High Range
Net Income	$13.1	$19.5
Depreciation and Amortization	99.1	99.1
Realized Portion of Deferred Gain on Sale Leasebacks	(4.6)	(4.6)
Deferred Tax on Realized Portion of Deferred Gain	1.4	1.4
Minority Interests	0.6	0.7
Adjustments from Consolidated Affiliates	(2.2)	(2.2)
Adjustments from Unconsolidated Affiliates	6.4	6.4
Loss on Early Extinguishment of Debt	4.3	4.3
Other Adjustments	1.5	1.5

Comparable Funds from Operations	$119.6	$126.1
Comparable FFO per Fully Converted Share	$1.55	$1.63

	Low Range	High Range
Net Income	$13.1	$19.5
Depreciation and Amortization	99.1	99.1
Interest Expense	83.3	83.3
Income Taxes	9.7	9.7
Minority Interests	0.6	0.7
Adjustments from Consolidated Affiliates	(4.1)	(4.1)
Adjustments from Unconsolidated Affiliates	27.9	27.9
Preferred Shareholder Dividends	29.8	29.8
Loss on Early Extinguishment of Debt	4.3	4.3
Realized Portion of Deferred Gain on Sale Leasebacks	(4.6)	(4.6)
Other Adjustments	1.6	1.6

Comparable EBITDA	$260.7	$267.2

Second Quarter 2007 Guidance

For the second quarter of 2007, the company anticipates that Comparable EBITDA will be in the range of $71.1 million to $73.6 million, Comparable FFO will be in the range of $34.6 million to $37.1 million, and Comparable FFO per fully converted share in the range of $0.45 to $0.48.

Guidance estimates do not include contributions from residential sales at the Hotel del Coronado North Beach Village, which are expected to begin later this year and will be included in Comparable EBITDA and Comparable FFO in subsequent reporting periods.

The company expects second quarter 2007 North American same store Total RevPAR growth to be in the range of 6.5 percent to 7.5 percent, and second quarter 2007 RevPAR growth to be in the range of 8.5 percent to 9.5 percent.

The company expects second quarter 2007 total North American Total RevPAR growth to be in the range of 5.5 percent to 6.5 percent, and second quarter 2007 RevPAR growth to be in the range of 7.0 percent to 8.0 percent.

The following tables reconcile projected second quarter 2007 net income to projected Comparable FFO and Comparable EBITDA (in millions, except per share data):

	Low Range	High Range
Net Income	$8.1	$10.5
Depreciation and Amortization	26.1	26.1
Realized Portion of Deferred Gain on Sale Leasebacks	(1.1)	(1.1)
Deferred Tax on Realized Portion of Deferred Gain	0.3	0.3
Minority Interests	0.2	0.3
Adjustments from Consolidated Affiliates	(0.5)	(0.5)
Adjustments from Unconsolidated Affiliates	1.5	1.5

Comparable Funds from Operations	$34.6	$37.1
Comparable FFO per Fully Converted Share	$0.45	$0.48

	Low Range	High Range
Net Income	$8.1	10.5
Depreciation and Amortization	26.1	26.1
Interest Expense	20.4	20.4
Income Taxes	4.2	4.2
Minority Interests	0.2	0.3
Adjustments from Consolidated Affiliates	(1.0)	(1.0)
Adjustments from Unconsolidated Affiliates	6.7	6.7
Preferred Shareholder Dividends	7.5	7.5
Realized Portion of Deferred Gain on Sale Leasebacks	(1.1)	(1.1)

Comparable EBITDA	$71.1	$73.6

Earnings Call

The company will conduct its first quarter 2007 conference call for investors and other interested parties on Thursday, May 3 at 10:00 a.m. Eastern Time (ET). Interested individuals are invited to listen to the call by telephone at (866) 293-8970 (toll international: (913) 312-1230). To participate on the webcast, log on to www.strategichotels.com or www.earnings.com 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning at 1:00 p.m. ET on May 3, 2007, through 12:00 midnight ET on May 10, 2007. To access the replay, dial (888) 203-1112 (toll international: (719) 457-0820) and request replay pin number 3652043. A replay of the call will also be available on the Internet at www.strategichotels.com or www.earnings.com for 30 days after the call.

The company also produces supplemental financial data that includes detailed information regarding the operating results. This supplemental data is considered an integral part of this earnings release. These materials are available on the Strategic Hotels & Resorts website at www.strategichotels.com within the investor relations section.

About the Company

Strategic Hotels & Resorts, Inc. is a real estate investment trust (REIT) which owns and asset manages high-end hotels and resorts. The company has ownership interests in 20 properties with an aggregate of 10,005 rooms. For further information, please visit the company’s website at www.strategichotels.com.

This press release contains forward-looking statements about Strategic Hotels & Resorts (the “Company”). Except for historical information, the matters discussed in this press release are forward-looking statements subject to certain risks and uncertainties. Actual results could differ materially from the Company’s projections. Factors that may contribute to these differences include, but are not limited to the following: availability of capital; ability to obtain or refinance debt; rising interest rates; rising insurance premiums; cash available for capital expenditures; competition; demand for hotel rooms in our current and proposed market areas; economic conditions generally and in the real estate market specifically; delays in construction and development; demand for hotel condominiums; marketing challenges associated with entering new lines of business; risks related to natural disasters; the pace and extent of the recovery of the New Orleans economy and tourism industry; the successful collection of insurance proceeds and rehabilitation of the New Orleans property; the effect of threats of terrorism and increased security precautions on travel patterns and hotel bookings; the outbreak of hostilities and international political instability; legislative or regulatory changes, including changes to laws governing the taxation of REITs; and changes in generally accepted accounting principles, policies and guidelines applicable to REITs.

Additional risks are discussed in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended March 31,
	2007	2006
Revenues:
Rooms	$126,637	$66,918
Food and beverage	80,813	40,458
Other hotel operating revenue	26,166	11,603

	233,616	118,979
Lease revenue	4,412	3,801

Total revenues	238,028	122,780

Operating Costs and Expenses:
Rooms	31,567	15,939
Food and beverage	55,281	28,111
Other departmental expenses	60,746	31,915
Management fees	8,722	3,622
Other hotel expenses	16,723	7,486
Lease expense	3,780	3,224
Depreciation and amortization	25,549	12,871
Corporate expenses	7,117	5,673

Total operating costs and expenses	209,485	108,841

Operating income	28,543	13,939

Interest expense	(20,997)	(7,188)
Interest income	927	1,154
Loss on early extinguishment of debt	(4,319)	—
Equity in losses of joint ventures	(2,883)	(1,619)
Other (expenses) income, net	(1,812)	1,614

(Loss) income before income taxes, minority interests and discontinued operations	(541)	7,900
Income tax expense	(1,292)	(1,664)
Minority interest income (expense) in SHR’s operating partnership	26	(293)
Minority interest expense in consolidated affiliates	(422)	(196)

(Loss) income from continuing operations	(2,229)	5,747
Income (loss) from discontinued operations, net of tax and minority interests	132	(3,464)

Net (loss) income	(2,097)	2,283
Preferred shareholder dividends	(7,462)	(3,706)

Net loss available to common shareholders	$(9,559)	$(1,423)

Basic (Loss) Income Per Share:
(Loss) income from continuing operations available to common shareholders per share	$(0.13)	$0.04
Income (loss) from discontinued operations per share	—	(0.07)

Net loss available to common shareholders per share	$(0.13)	$(0.03)

Weighted-average common shares outstanding	75,836	46,763

Diluted (Loss) Income Per Share:
(Loss) income from continuing operations available to common shareholders per share	$(0.13)	$0.04
Income (loss) from discontinued operations per share	—	(0.07)

Net loss available to common shareholders per share	$(0.13)	$(0.03)

Weighted-average common shares outstanding	75,836	46,939

Consolidated Balance Sheets

(in thousands, except share data)

	March 31, 2007	December 31, 2006
Assets
Property and equipment	$2,674,048	$2,644,120
Less accumulated depreciation	(294,101)	(268,991)

Net property and equipment	2,379,947	2,375,129

Goodwill	421,706	421,516
Intangible assets (net of accumulated amortization of $1,707 and $3,166, respectively)	45,484	45,793
Investment in joint ventures	67,889	71,349
Cash and cash equivalents	103,640	86,462
Restricted cash and cash equivalents	58,551	73,400
Accounts receivable (net of allowance for doubtful accounts of $712 and $809, respectively)	84,891	70,282
Deferred financing costs (net of accumulated amortization of $1,618 and $2,194, respectively)	13,915	10,701
Deferred tax assets	43,822	43,555
Other assets	55,051	57,522

Total assets	$3,274,896	$3,255,709

Liabilities and Shareholders’ Equity
Liabilities:
Mortgages and other debt payable	$1,390,382	$1,442,865
Bank credit facility	196,000	115,000
Accounts payable and accrued expenses	192,978	186,293
Distributions payable	18,892	18,175
Deferred tax liabilities	23,908	24,390
Deferred gain on sale of hotels	107,471	107,474
Insurance proceeds received in excess of insurance recoveries receivable	36,543	20,794

Total liabilities	1,966,174	1,914,991

Minority interests in SHR’s operating partnership	12,070	12,463
Minority interests in consolidated affiliates	11,098	10,965

Shareholders’ equity:
8.5% Series A Cumulative Redeemable Preferred Stock ($0.01 par value; 4,000,000 shares issued and outstanding; liquidation preference $25.00 per share)	97,553	97,553
8.25% Series B Cumulative Redeemable Preferred Stock ($0.01 par value; 4,600,000 shares issued and outstanding; liquidation preference $25.00 per share)	110,775	110,775
8.25% Series C Cumulative Redeemable Preferred Stock ($0.01 par value; 5,750,000 shares issued and outstanding; liquidation preference $25.00 per share)	138,940	138,940
Common shares ($0.01 par value; 150,000,000 common shares authorized; 75,434,987 and 75,406,727 common shares issued and outstanding, respectively)	753	753
Additional paid-in capital	1,225,304	1,224,400
Accumulated deficit	(293,275)	(265,435)
Accumulated other comprehensive income	5,504	10,304

Total shareholders’ equity	1,285,554	1,317,290

Total liabilities and shareholders’ equity	$3,274,896	$3,255,709

Non-GAAP Financial Measures

In addition to REIT hotel income, six other non-GAAP financial measures are presented for the Company that we believe are useful to management and investors as key measures of our operating performance: Funds from Operations (FFO); FFO—Fully Converted; Comparable FFO; Earnings Before Interest Expense, Taxes, Depreciation and Amortization (EBITDA); Adjusted EBITDA; and Comparable EBITDA. A reconciliation of these measures to net income available to common shareholders, the most directly comparable GAAP measure, is set forth in the following tables.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which adopted a definition of FFO in order to promote an industry-wide standard measure of REIT operating performance. NAREIT defines FFO as net income (or loss) (computed in accordance with GAAP) excluding (losses) or gains from sales of depreciable property plus real estate-related depreciation and amortization, and after adjustments for our portion of these items related to unconsolidated partnerships and joint ventures. We also present FFO—Fully Converted, which is FFO plus minority interest expense on convertible minority interests. We also present Comparable FFO, which is FFO- Fully Converted excluding the impact of any gains or losses on early extinguishment of debt, impairment losses, foreign currency exchange gains or losses and other non-recurring charges. We believe that the presentation of FFO, FFO—Fully Converted and Comparable FFO provides useful information to management and investors regarding our results of operations because they are measures of our ability to fund capital expenditures and expand our business. In addition, FFO is widely used in the real estate industry to measure operating performance without regard to items such as depreciation and amortization.

EBITDA represents net income available to common shareholders excluding: (i) interest expense, (ii) income tax expense, including deferred income tax benefits and expenses applicable to our foreign subsidiaries and income taxes applicable to sale of assets; and (iii) depreciation and amortization. EBITDA also excludes interest expense, income tax expense and depreciation and amortization of our equity method investments. EBITDA is presented on a full participation basis, which means we have assumed conversion of all convertible minority interests of our operating partnership into our common stock and includes preferred dividends. We believe this treatment of minority interest provides more useful information for management and our investors and appropriately considers our current capital structure. We also present Adjusted EBITDA, which eliminates the effect of realizing deferred gains on our sale leasebacks. We also present Comparable EBITDA, which eliminates the effect of gains or losses on sales of assets, early extinguishment of debt, impairment losses, foreign currency exchange gains or losses and other non-recurring charges. We believe EBITDA, Adjusted EBITDA and Comparable EBITDA are useful to management and investors in evaluating our operating performance because they provide management and investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe they help management and investors meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our asset base (primarily depreciation and amortization) from our operating results. Our management also uses EBITDA, Adjusted EBITDA and Comparable EBITDA as measures in determining the value of acquisitions and dispositions.

We caution investors that amounts presented in accordance with our definitions of FFO, FFO—Fully Converted, Comparable FFO, EBITDA, Adjusted EBITDA and Comparable EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. FFO, Fully Converted FFO, Comparable FFO, EBITDA, Adjusted EBITDA and Comparable EBITDA should not be considered as an alternative measure of our net income or operating performance. FFO, FFO—Fully Converted, Comparable FFO, EBITDA, Adjusted EBITDA and Comparable EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that FFO, FFO—Fully Converted, Comparable FFO, EBITDA, Adjusted EBITDA and Comparable EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily a better indicator of any trend as compared to comparable GAAP measures such as net income available to common shareholders. In addition, you should be aware that adverse economic and market conditions might negatively impact our cash flow. Below, we have provided a quantitative reconciliation of FFO, FFO—Fully Converted, Comparable FFO, EBITDA, Adjusted EBITDA and Comparable EBITDA to the most directly comparable GAAP financial performance measure, which is net (loss) income available to common shareholders, and provide an explanatory description by footnote of the items excluded from FFO, FFO—Fully Converted, EBITDA and Adjusted EBITDA. Prior year amounts have been adjusted to conform to the current year presentation on a fully converted basis.

Reconciliation of Net (Loss) Available to Common Shareholders to EBITDA, Adjusted EBITDA

and Comparable EBITDA

(in thousands)

	Three Months Ended March 31,
	2007	2006
Net loss available to common shareholders	$(9,559)	$(1,423)
Depreciation and amortization—continuing operations	25,549	12,871
Depreciation and amortization—discontinued operations	—	1,642
Interest expense—continuing operations	20,997	7,188
Interest expense—discontinued operations	—	662
Income taxes—continuing operations	1,292	1,664
Income taxes—discontinued operations	—	(3,900)
Minority interests	(26)	117
Adjustments from consolidated affiliates	(1,028)	(1,081)
Adjustments from unconsolidated affiliates	7,079	6,558
Preferred shareholder dividends	7,462	3,706

EBITDA (a)	51,766	28,004
Realized portion of deferred gain on sale leasebacks	(1,137)	(1,052)

Adjusted EBITDA (a)	50,629	26,952

Gain on sale of assets—discontinued operations	—	(13)
Gain on sale of assets—continuing operations	—	(30)
Foreign currency exchange loss (gain)	1,339	(265)
Termination costs—discontinued operations	69	10,384
Planning costs—New Orleans Jazz District	227	350
Loss on early extinguishment of debt—continuing operations	4,319	—

Comparable EBITDA	$56,583	$37,378

(a)	EBITDA and Adjusted EBITDA have not been adjusted for the following amounts included in net income available to common shareholders because these (losses) gains and other transactions have either occurred during the prior two years or are reasonably likely to occur within two years (in thousands):

•	Gain on sale of assets from discontinued operations amounted to $13 for the three months ended March 31, 2006.

•	Gain on sale of assets from continuing operations amounted to $30 for the three months ended March 31, 2006.

•

Foreign currency exchange loss (gain) applicable to third-party and inter-company debt and certain balance sheet items held by foreign subsidiaries amounted to $1,339 and ($265) for the three months ended March 31, 2007 and 2006, respectively.

•

Termination costs included in discontinued operations related to the termination of the management agreement at the Marriott Rancho Las Palmas property amounted to $69 and $10,384 for the three months ended March 31, 2007 and 2006, respectively.

•	Planning costs related to the New Orleans Jazz District surrounding the Hyatt Regency New Orleans hotel amounted to $227 and $350 for the three months ended March 31, 2007 and 2006, respectively.

•	Loss on early extinguishment of debt from continuing operations amounted to $4,319 for the three months ended March 31, 2007.

Reconciliation of Net Loss Available to Common Shareholders to

Funds From Operations (FFO), FFO—Fully Converted and Comparable FFO

(in thousands, except per share data)

	Three Months Ended March 31,
	2007	2006
Net loss available to common shareholders	$(9,559)	$(1,423)
Depreciation and amortization—continuing operations	25,549	12,871
Depreciation and amortization—discontinued operations	—	1,642
Gain on sale of assets—continuing operations	—	(30)
Gain on sale of assets—discontinued operations	—	(13)
Realized portion of deferred gain on sale leasebacks	(1,137)	(1,052)
Deferred tax expense on realized portion of deferred gain on sale leasebacks	345	316
Minority interests adjustments	(349)	(795)
Adjustments from consolidated affiliates	(552)	(582)
Adjustments from unconsolidated affiliates	1,960	1,830

FFO (a)	16,257	12,764
Convertible minority interests	323	912

FFO—Fully Converted (a)	16,580	13,676
Termination costs—discontinued operations	69	10,384
Deferred tax benefit on termination costs—discontinued operations	(27)	(4,045)
Planning costs—New Orleans Jazz District	227	350
Deferred tax benefit on planning costs—New Orleans Jazz District	(61)	(110)
Foreign currency exchange loss (gain)	1,339	(265)
Loss on early extinguishment of debt—continuing operations	4,319	—

Comparable FFO	$22,446	$19,990

Comparable FFO per weighted-average fully converted shares and units outstanding	$0.29	$0.34

Weighted-average fully converted shares and units outstanding	78,074	58,238

(a)	FFO and FFO—Fully Converted have not been adjusted for the following amounts included in net income available to common shareholders because these (losses) gains and other transactions have either occurred during the prior two years or are reasonably likely to occur within two years (in thousands):

•

Termination costs included in discontinued operations related to the termination of the management agreement at the Marriott Rancho Las Palmas property amounted to $69 and $10,384 for the three months ended March 31, 2007 and 2006, respectively.

•	Deferred tax benefit on termination costs included in discontinued operations amounted to $27 and $4,045 for the three months ended March 31, 2007 and 2006, respectively.

•	Planning costs related to the New Orleans Jazz District surrounding the Hyatt Regency New Orleans hotel amounted to $227 and $350 for the three months ended March 31, 2007 and 2006, respectively.

•

Deferred tax benefit on planning costs related to the New Orleans Jazz District surrounding the Hyatt Regency New Orleans hotel amounted to $61 and $110 for the three months ended March 31, 2007 and 2006, respectively.

•

Foreign currency exchange loss (gain) applicable to third-party and inter-company debt and certain balance sheet items held by foreign subsidiaries amounted to $1,339 and ($265) for the three months ended March 31, 2007 and 2006, respectively.

•	Loss on early extinguishment of debt from continuing operations amounted to $4,319 for the three months ended March 31, 2007.

Seasonality by Geographic Region

Same store revenues have been adjusted to show hotel performance on a comparable quarter-over-quarter basis. Adjustments include (i) exclusion of Hyatt Regency New Orleans due to a hurricane that ceased significant operations in August 2005; (ii) exclusion of Hilton Burbank Airport and Convention Center and Marriott Rancho Las Palmas as their results of operations were reclassified to discontinued operations; and (iii) presentation of the hotels without regard to either ownership structure or leaseholds. Acquisition properties and the related dates of purchase are as follows: Hotel del Coronado (January 9, 2006), Four Seasons Washington, D.C. (March 1, 2006), Westin St. Francis (June 1, 2006), Ritz-Carlton Laguna Niguel (July 7, 2006), Marriott London Grosvenor Square (August 31, 2006) and Fairmont Scottsdale Princess (September 1, 2006).

United States Hotels (as of March 31, 2007)

Acquisition property revenues—5 Properties and 3,129 Rooms

Same store property revenues—8 Properties and 4,225 Rooms

	Three Months Ended
	June 30, 2006	September 30, 2006	December 31, 2006	March 31, 2007	Total
Acquisition property revenues (a)	$59,198	$111,663	$122,675	$123,095	$416,631
Acquisition property revenues (b)	66,307	9,830	—	—	76,137
Same store property revenues	105,914	99,736	104,990	100,596	411,236

Total pro forma revenues	$231,419	$221,229	$227,665	$223,691	$904,004
Pro forma seasonality %	25.6%	24.5%	25.2%	24.7%	100.0%

Mexican Hotels (as of March 31, 2007)

Same store property revenues—2 Properties and 390 Rooms

	Three Months Ended
	June 30, 2006	September 30, 2006	December 31, 2006	March 31, 2007	Total
Same store property revenues	$17,338	$12,233	$19,978	$23,760	$73,309
Same store seasonality %	23.6%	16.7%	27.3%	32.4%	100.0%

Total North American Hotels (as of March 31, 2007)

Acquisition property revenues—5 Properties and 3,129 Rooms

Same store property revenues—10 Properties and 4,615 Rooms

	Three Months Ended
	June 30, 2006	September 30, 2006	December 31, 2006	March 31, 2007	Total
Acquisition property revenues (a)	$59,198	$111,663	$122,675	$123,095	$416,631
Acquisition property revenues (b)	66,307	9,830	—	—	76,137
Same store property revenues	123,252	111,969	124,968	124,356	484,545

Total pro forma revenues	$248,757	$233,462	$247,643	$247,451	$977,313
Pro forma seasonality %	25.5%	23.9%	25.3%	25.3%	100.0%

European Hotels (as of March 31, 2007)

Acquisition property revenues—1 Property and 236 Rooms

Same store property revenues—3 Properties and 841 Rooms

	Three Months Ended
	June 30, 2006	September 30, 2006	December 31, 2006	March 31, 2007	Total
Acquisition property revenues (a)	$—	$3,705	$12,005	$9,458	$25,168
Acquisition property revenues (b)	9,082	6,143	—	—	15,225
Same store property revenues	25,814	27,433	23,353	20,162	96,762

Total pro forma revenues	$34,896	$37,281	$35,358	$29,620	$137,155
Pro forma seasonality %	25.4%	27.2%	25.8%	21.6%	100.0%

(a)	Acquisition property revenues for our period of ownership
(b)	Acquisition property revenues prior to our period of ownership

Operating Statistics by Geographic Region

Operating results have been adjusted to show hotel performance on a comparable period basis. Adjustments include (i) exclusion of Hotel del Coronado, Four Seasons Washington, D.C., Westin St. Francis, Ritz-Carlton Laguna Niguel, Marriott London Grosvenor Square and Fairmont Scottsdale Princess partial year results for the three months ended March 31, 2007 and 2006; (ii) exclusion of Hyatt Regency New Orleans due to a hurricane that ceased significant operations in August 2005; (iii) exclusion of Marriott Rancho Las Palmas and Hilton Burbank Airport and Convention Center as these properties results of operations were reclassified to discontinued operations; and (iv) presentation of the European hotels without regard to either ownership structure or leaseholds.

United States Hotels (as of March 31, 2007)

8 Properties

4,225 Rooms

	Three Months Ended March 31,
	2007	2006	Change
Average Daily Rate	$197.75	$189.84	4.2%
Average Occupancy	74.4%	71.7%	2.7	pts
RevPAR	$147.14	$136.12	8.1%
Total RevPAR	$266.18	$249.03	6.9%
Property EBITDA Margin	23.5%	24.6%	(1.1	)pts

Mexican Hotels (as of March 31, 2007)

2 Properties

390 Rooms

	Three Months Ended March 31,
	2007	2006	Change
Average Daily Rate	$554.28	$503.56	10.1%
Average Occupancy	76.1%	74.3%	1.8	pts
RevPAR	$421.80	$374.34	12.7%
Total RevPAR	$682.77	$581.90	17.3%
Property EBITDA Margin	40.9%	39.0%	1.9	pts

North American Same Store Hotels (as of March 31, 2007)

10 Properties

4,615 Rooms

	Three Months Ended March 31,
	2007	2006	Change
Average Daily Rate	$228.43	$216.98	5.3%
Average Occupancy	74.6%	71.9%	2.7	pts
RevPAR	$170.30	$156.06	9.1%
Total RevPAR	$301.31	$276.89	8.8%
Property EBITDA Margin	26.8%	27.1%	(0.3	)pts

European Same Store Hotels (as of March 31, 2007)

3 Properties

841 Rooms

	Three Months Ended March 31,
	2007	2006	Change
Average Daily Rate	$242.59	$197.72	22.7%
Average Occupancy	74.4%	76.5%	(2.1	)pts
RevPAR	$180.42	$151.18	19.3%
Total RevPAR	$266.38	$228.59	16.5%
Property EBITDA Margin	32.7%	29.7%	3.0	pts

Selected Financial and Operating Information by Property (In Thousands, Except Operating Information)

The following tables present selected financial and operating information by property for the three months ended March 31, 2007 and 2006. Property EBITDA reflects property net operating income plus depreciation and amortization.

	Three Months Ended March 31,
	2007	2006	Change
UNITED STATES HOTELS:

FAIRMONT CHICAGO
Selected Financial Information:
Total revenues	$12,997	$12,189	6.6%
Property EBITDA	$597	$842	(29.1)%

Selected Operating Information:
Rooms	685	691	(6)
Average occupancy	64.9%	62.4%	2.5	pts
ADR	$175.95	$178.41	(1.4)%
RevPAR	$114.15	$111.37	2.5%
Total RevPAR	$210.82	$196.00	7.6%

FAIRMONT SCOTTSDALE PRINCESS
Selected Financial Information (This table includes financial information only for our period of ownership):
Total revenues	$31,578	N/A	N/A
Property EBITDA	$11,717	N/A	N/A

Selected Operating Information (This table includes statistical information only for our period of ownership. For the three months ended March 31, 2006, average occupancy was 83.1%, ADR was $306.67, RevPAR was $254.81 and Total RevPAR was $551.55.):

Rooms	651	N/A	N/A
Average occupancy	78.9%	N/A	N/A
ADR	$331.27	N/A	N/A
RevPAR	$261.34	N/A	N/A
Total RevPAR	$538.97	N/A	N/A

FOUR SEASONS WASHINGTON, D.C.
Selected Financial Information (This table includes financial information only for our period of ownership):
Total revenues	$11,661	N/A	N/A
Property EBITDA	$1,474	N/A	N/A

Selected Operating Information (This table includes statistical information only for our period of ownership. For the three months ended March 31, 2006, average occupancy was 65.0%, ADR was $462.14, RevPAR was $300.48 and Total RevPAR was $545.85.):

Rooms	211	N/A	N/A
Average occupancy	66.4%	N/A	N/A
ADR	$514.72	N/A	N/A
RevPAR	$342.01	N/A	N/A
Total RevPAR	$614.04	N/A	N/A

HOTEL DEL CORONADO
Selected Financial Information (This table includes financial information only for our period of ownership. Amounts below are 100% of operations, of which SHR owns 45%.):
Total revenues	$30,498	N/A	N/A
Property EBITDA	$9,872	N/A	N/A

Selected Operating Information (This table includes statistical information only for our period of ownership. For the three months ended March 31, 2006, average occupancy was 79.0%, ADR was $303.97, RevPAR was $240.12 and Total RevPAR was $484.63.):

Rooms	679	N/A	N/A
Average occupancy	73.0%	N/A	N/A
ADR	$322.90	N/A	N/A
RevPAR	$235.62	N/A	N/A
Total RevPAR	$499.07	N/A	N/A

	Three Months Ended March 31,
	2007	2006	Change
HYATT REGENCY LA JOLLA AT AVENTINE
Selected Financial Information:
Total revenues	$11,611	$10,873	6.8%
Property EBITDA	$3,240	$3,149	2.9%

Selected Operating Information:
Rooms	419	419	—
Average occupancy	82.1%	78.4%	3.7	pts
ADR	$194.08	$185.20	4.8%
RevPAR	$159.43	$145.22	9.8%
Total RevPAR	$307.91	$288.33	6.8%

HYATT REGENCY PHOENIX
Selected Financial Information:
Total revenues	$13,398	$12,158	10.2%
Property EBITDA	$5,339	$4,775	11.8%

Selected Operating Information:
Rooms	696	696	—
Average occupancy	85.9%	81.8%	4.1	pts
ADR	$162.61	$151.33	7.5%
RevPAR	$139.73	$123.85	12.8%
Total RevPAR	$213.89	$194.09	10.2%

INTERCONTINENTAL CHICAGO
Selected Financial Information:
Total revenues	$13,542	$11,906	13.7%
Property EBITDA	$1,880	$1,743	7.9%

Selected Operating Information :
Rooms	792	792	—
Average occupancy	69.2%	62.3%	6.9	pts
ADR	$165.14	$168.38	(1.9)%
RevPAR	$114.26	$104.83	9.0%
Total RevPAR	$189.98	$167.02	13.7%

INTERCONTINENTAL MIAMI
Selected Financial Information:
Total revenues	$18,283	$16,626	10.0%
Property EBITDA	$7,832	$6,814	14.9%

Selected Operating Information:
Rooms	641	641	—
Average occupancy	83.1%	84.3%	(1.2	)pts
ADR	$235.69	$207.05	13.8%
RevPAR	$195.81	$174.48	12.2%
Total RevPAR	$316.91	$288.20	10.0%

LOEWS SANTA MONICA BEACH HOTEL
Selected Financial Information:
Total revenues	$11,317	$11,133	1.7%
Property EBITDA	$3,363	$3,473	(3.2)%

Selected Operating Information:
Rooms	342	342	—
Average occupancy	86.4%	85.0%	1.4	pts
ADR	$281.97	$268.61	5.0%
RevPAR	$243.61	$228.22	6.7%
Total RevPAR	$367.66	$361.69	1.7%

	Three Months Ended March 31,
	2007	2006	Change
MARRIOTT LINCOLNSHIRE RESORT
Selected Financial Information:
Total revenues	$8,186	$7,969	2.7%
Property EBITDA	$790	$990	(20.2)%

Selected Operating Information:
Rooms	389	389	—
Average occupancy	57.0%	52.7%	4.3	pts
ADR	$126.97	$130.90	(3.0)%
RevPAR	$72.34	$69.04	4.8%
Total RevPAR	$250.54	$243.86	2.7%

RITZ-CARLTON HALF MOON BAY
Selected Financial Information :
Total revenues	$11,262	$11,393	(1.1)%
Property EBITDA	$620	$1,413	(56.1)%

Selected Operating Information:
Rooms	261	261	—
Average occupancy	59.4%	65.3%	(5.9	)pts
ADR	$322.77	$295.83	9.1%
RevPAR	$191.72	$193.15	(0.7)%
Total RevPAR	$479.42	$485.01	(1.2)%

RITZ-CARLTON LAGUNA NIGUEL
Selected Financial Information (This table includes financial information only for our period of ownership):
Total revenues	$17,602	N/A	N/A
Property EBITDA	$3,390	N/A	N/A

Selected Operating Information (This table includes statistical information only for our period of ownership. For the three months ended March 31, 2006, average occupancy was 67.9%, ADR was $333.44, RevPAR was $226.29 and Total RevPAR was $464.45.):

Rooms	393	N/A	N/A
Average occupancy	65.5%	N/A	N/A
ADR	$341.46	N/A	N/A
RevPAR	$223.68	N/A	N/A
Total RevPAR	$497.64	N/A	N/A

WESTIN ST. FRANCIS
Selected Financial Information (This table includes financial information only for our period of ownership):
Total revenues	$31,756	N/A	N/A
Property EBITDA	$5,485	N/A	N/A

Selected Operating Information (This table includes statistical information only for our period of ownership. For the three months ended March 31, 2006, average occupancy was 71.0%, ADR was $198.60, RevPAR was $140.94 and Total RevPAR was $276.36.):

Rooms	1,195	N/A	N/A
Average occupancy	71.5%	N/A	N/A
ADR	$213.70	N/A	N/A
RevPAR	$152.80	N/A	N/A
Total RevPAR	$295.27	N/A	N/A

	Three Months Ended March 31,
	2007	2006	Change
MEXICAN HOTELS:

FOUR SEASONS MEXICO CITY
Selected Financial Information:
Total revenues	$6,778	$6,069	11.7%
Property EBITDA	$1,805	$1,467	23.0%

Selected Operating Information:
Rooms	240	240	—
Average occupancy	69.6%	66.2%	3.4	pts
ADR	$258.86	$242.16	6.9%
RevPAR	$180.11	$160.39	12.3%
Total RevPAR	$313.80	$280.97	11.7%

FOUR SEASONS PUNTA MITA RESORT
Selected Financial Information:
Total revenues	$16,982	$14,050	20.9%
Property EBITDA	$7,905	$6,383	23.8%

Selected Operating Information:
Rooms	150	145	5
Average occupancy	86.8%	87.8%	(1.0	)pts
ADR	$941.95	$831.67	13.3%
RevPAR	$817.28	$730.52	11.9%
Total RevPAR	$1,286.54	$1,082.88	18.8%

	Three Months Ended March 31,
	2007	2006	Change
EUROPEAN HOTELS:

INTERCONTINENTAL PRAGUE
Selected Financial Information (Amounts below are 100% of operations, of which SHR owned 35% prior to August 3, 2006):
Total revenues	$7,108	$6,293	13.0%
Property EBITDA	$2,243	$1,794	25.0%

Selected Operating Information:
Rooms	372	372	—
Average Occupancy	65.0%	73.2%	(8.2	)pts
ADR	$186.46	$147.98	26.0%
RevPAR	$121.24	$108.39	11.9%
Total RevPAR	$212.31	$187.95	13.0%

MARRIOTT HAMBURG
Selected Financial Information:
Total revenues	$5,043	$4,681	7.7%
Property EBITDA	$1,344	$1,236	8.7%

Selected Operating Information:
Rooms	277	277	—
Average occupancy	81.6%	81.0%	0.6	pts
ADR	$162.77	$148.00	10.0%
RevPAR	$132.84	$119.91	10.8%
Total RevPAR	$202.30	$187.75	7.7%

MARRIOTT LONDON GROSVENOR SQUARE
Selected Financial Information (This table includes financial information only for our period of ownership):
Total revenues	$9,458	N/A	N/A
Property EBITDA	$3,054	N/A	N/A

Selected Operating Information (This table includes statistical information only for our period of ownership. For the three months ended March 31, 2006, average occupancy was 69.8%, ADR was $315.27, RevPAR was $220.05 and Total RevPAR was $336.15.):

Rooms	236	N/A	N/A
Average occupancy	79.2%	N/A	N/A
ADR	$365.08	N/A	N/A
RevPAR	$289.06	N/A	N/A
Total RevPAR	$445.28	N/A	N/A

PARIS MARRIOTT CHAMPS ELYSEES
Selected Financial Information:
Total revenues	$8,011	$6,329	26.6%
Property EBITDA	$3,005	$2,104	42.8%

Selected Operating Information:
Rooms	192	192	—
Average occupancy	82.1%	76.1%	6.0	pts
ADR	$443.34	$366.82	20.9%
RevPAR	$363.75	$279.17	30.3%
Total RevPAR	$463.57	$366.25	26.6%

Reconciliation of Property EBITDA to EBITDA

(in thousands)

	Three Months Ended March 31,
	2007		2006
Hotel	Property EBITDA	EBITDA	Property EBITDA	EBITDA
Fairmont Chicago	$597	$597	$842	$842
Fairmont Scottsdale Princess (a)	11,717	11,717	—	—
Four Seasons Washington, D.C. (a)	1,474	1,474	—	1,313
Hotel del Coronado (b)	9,872	—	—	—
Hyatt Regency La Jolla at Aventine	3,240	3,240	3,149	3,149
Hyatt Regency Phoenix	5,339	5,339	4,775	4,775
InterContinental Chicago	1,880	1,880	1,743	1,743
InterContinental Miami	7,832	7,832	6,814	6,814
Loews Santa Monica Beach Hotel	3,363	3,363	3,473	3,473
Marriott Lincolnshire Resort	790	790	990	990
Ritz-Carlton Half Moon Bay	620	620	1,413	1,413
Ritz-Carlton Laguna Niguel (a)	3,390	3,390	—	—
Westin St. Francis (a)	5,485	5,485	—	—
Hyatt Regency New Orleans	—	(268)	—	(369)
Four Seasons Mexico City	1,805	1,805	1,467	1,467
Four Seasons Punta Mita Resort	7,905	7,905	6,383	6,383
InterContinental Prague (c)	2,243	2,243	1,794	—
Marriott Hamburg (d)	1,344	18	1,236	26
Marriott London Grosvenor Square (a)	3,054	3,054	—	—
Paris Marriott Champs Elysees (d)	3,005	724	2,104	467

	$74,955	$61,208	$36,183	$32,486

Adjustments:
Corporate expenses		$(7,117)		$(5,673)
Interest income		927		1,154
Loss on early extinguishment of debt		(4,319)		—
Equity in losses of joint ventures		(2,883)		(1,619)
Other (expenses) income, net		(1,812)		1,614
Income (loss) from discontinued operations (excluding minority interest)		132		(3,640)
Depreciation and amortization—discontinued operations		—		1,642
Interest expense—discontinued operations		—		662
Income taxes—discontinued operations		—		(3,900)
Minority interest expense in consolidated affiliates		(422)		(196)
Adjustments from consolidated affiliates		(1,028)		(1,081)
Adjustments from unconsolidated affiliates		7,079		6,558
Other adjustments		1		(3)

EBITDA		$51,766		$28,004

(a)	We have included the results of hotels acquired in Property EBITDA above for our period of ownership.
(b)	On January 9, 2006 we closed the acquisition of a 45% joint venture ownership interest in SHC KSL Partners, LP, the existing owner of the Hotel del Coronado in Coronado, California (San Diego). We account for our investment under the equity method of accounting. Our equity in earnings of the hotel joint venture is included in equity in earnings of joint ventures in our consolidated statements of operations. We have included the results of this hotel in Property EBITDA above for our period of ownership.
(c)	On August 3, 2006, we purchased our joint venture partner's 65% interest in the entity that owns the InterContinental Prague. Prior to August 3, 2006 our equity in earnings of the hotel joint venture is included in equity in earnings of joint ventures in our consolidated statements of operations.
(d)	We have leasehold interests in these properties. Therefore, EBITDA represents the lease revenue less the lease expense recorded in our statements. Property EBITDA represents the revenue less expenses generated by the property.